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                                                                Exhibit No. 5(a)



                        ICF Kaiser International, Inc.
                               9300 Lee Highway
                              Fairfax, VA  22031



                         June 28, 1995


ICF Kaiser International, Inc.
9300 Lee Highway
Fairfax,  VA  22031

         Re:  ICF Kaiser International, Inc. Retirement Plan
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Gentlemen:

         Referring to the Registration Statement on Form S-8 which ICF Kaiser International, Inc. (the "Company") has filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"), relating to the offering pursuant to the ICF Kaiser International, Inc. Retirement Plan (the "Plan") of up to 1,080,000 shares of the Company's Common Stock, I am of the opinion that:

         The shares of Common Stock which were issued by the Company pursuant to the Plan and are to be distributed to former employees of the Company have been duly and validly authorized by the Company, have been legally issued, and are fully paid and nonassessable.

         I hereby consent to the filing of this opinion with the Securities and Exchange Commission as Exhibit No. 5(a) to the Registration Statement referred to above and to the use of my name under the heading "Interests of Named Experts and Counsel."

                                      Very truly yours,


                                       /s/  Paul Weeks, II
                                      ----------------------
                                      Paul Weeks, II
                                      Senior Vice President,
                                        General Counsel and Secretary